Exhibit 99.1

Press Release

Niska Gas Storage Partners LLC to Participate in 2013 Citi MLP/Midstream Infrastructure Conference

HOUSTON, Texas - August 16, 2013 — Niska Gas Storage Partners LLC (NYSE:NKA) today announced that it will be participating in the 2013 Citi MLP/Midstream Infrastructure Conference being held August 21- 22, 2013 in Las Vegas, Nevada.

At the conference, Simon Dupéré, Chief Executive Officer, Rick Staples, Executive Vice President and Vance Powers, Chief Financial Officer, will be conducting one on one meetings with institutional investors.

Niska will post its presentation under the “Investor Center” tab of its website (www.niskapartners.com) the morning of Wednesday, August 21, 2013.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three natural gas storage facilities, including the AECO Hub™ in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. Niska also contracts for natural gas storage capacity in the U.S. Mid-continent.

SOURCE: Niska Gas Storage Partners LLC
Niska Gas Storage Partners LLC
Investor Relations:  Brandon Tran, 403-513-8600